                           ICIM REINSURANCE COMPANY

                          102 South Winooski Avenue
                        Burlington, Vermont 05402-0739

                            MONEY MARKET FUND BOND

                           ICIM REINSURANCE COMPANY
                           102 South Winooski Avenue
                        Burlington, Vermont 05402-0739

                            MONEY MARKET FUND BOND
                                 DECLARATIONS

Bond Number:
             --------------------------

ITEM 1.   Named Insured Money Market Fund:
                                          -------------------------------

          Address:
                   ------------------------------------------------------

ITEM 2.   Bond Period:

     From:                        To:
          -----------------------    -------------------------------------
            (Month, Day, Year)                (Month, Day, Year)
   (Both dates at 12:01 A.M. Standard Time at the address of the Company stated in Item 1.)

ITEM 3.   Limit of Liability:

     $_________ Aggregate Limit of Liability for the Bond Period

ITEM 4.   Deductible:

     __________  basis points -- First Tier Securities

         50      basis points -- Second Tier Securities

ITEM 5.   Riders:

     This Bond is subject to the terms of the following Riders attached and incorporated by reference at the effective date of this Bond and to all other Riders attached after the effective date of the Bond.

     Riders:

ITEM 6.   Designated Agent:

     Name:
          -------------------------------------------------------------------
     Address:
              ---------------------------------------------------------------
     Telephone:                     Telecopier:
               --------------------            ------------------------------

(C) 1998 ICIM Reinsurance Company
    All rights reserved.

                            MONEY MARKET FUND BOND

     ICIM Reinsurance Company (hereinafter, the "Company"), in consideration of an agreed premium, and in reliance upon the application and all other information furnished to the Company by the Insured Money Market Funds, agrees that if an Insured Money Market Fund sustains a Loss in excess of the Deductible, solely as the result of any single Loss Event occurring during the Bond Period with respect to a Protected Asset, (1) the Insured Money Market Fund may, consistent with the provisions of the attached no-action letter issued by the staff of the Securities and Exchange Commission and subject to the provisions of the Bond, continue to include the Protected Asset as a portfolio asset of the Insured Money Market Fund until the Payment Date, and (2) the Company will, subject to the provisions of this Bond, pay the Covered Loss to the Insured Money Market Fund on the Payment Date.

I.   DEFINITIONS

     Whenever used in this Bond the following terms shall have the meanings indicated.

     A. "Act" shall mean the Investment Company Act of 1940, as amended from time to time.

     B.   "Bond" shall mean this bond and all riders issued during the Bond
          Period.

     C. "Bond Period" shall mean the period stated in Item 2 of the Declarations, unless this Bond is terminated or canceled pursuant to Sections III.G, III.Q or III.R below, in which event the Bond Period shall end at 12:01 a.m. on the date on which the termination or cancellation is effective.

     D. "Business Day" shall mean any day other than Saturday, Sunday or any customary business holiday.

     E.   "Covered Loss" shall mean the applicable Loss less the Deductible.

     F. "Deductible" shall mean the dollar amount computed by reference to the basis points set forth in Item 4 of the Declarations. The Deductible shall be derived by applying such basis points to the value of the total assets of the Insured Money Market Fund (using the method of valuation routinely used by it to compute its net asset value) as of the close of business on the first Business Day prior to the Loss Event. The Deductible shall be determined separately for each

     Insured Money Market Fund and for each Loss Event.

G. "Designated Agent" shall mean the entity or person stated in Item 6 of the Declarations, at the stated address.

H.   "Event of Insolvency" shall mean:

     1. An admission of insolvency, the application by an entity for the appointment of a trustee, receiver, rehabilitator, or similar officer for all or substantially all of its assets, a general assignment for the benefit of creditors, or the filing by an entity of a voluntary petition in bankruptcy or application for reorganization or an arrangement with creditors; or

     2. The institution of similar proceedings by another person which proceedings are not contested by the entity; or

     3. The institution of similar proceedings by a government agency, whether or not contested by the entity.

I. "Impaired Asset" shall mean a Protected Asset that has experienced a Loss Event.

J. "Insured Money Market Fund" or "Fund" shall mean each registered investment company (or series thereof) listed on Item 1 of the Declarations that is a money market fund under Rule 2a-7.

K. "Investment Adviser" shall mean an investment adviser, as defined in the Act, to an Insured Money Market Fund.

L. "Limit of Liability" shall mean the Company's maximum aggregate limit of liability under this Bond as set forth in Item 3 of the Declarations.

M.   "Loss" shall mean:

     1. with respect to Loss Events I.N.1 and I.N.2, the excess, if any, of the amortized cost of the Impaired Asset over the fair market value of the Impaired Asset, both as determined at the close of business on the Payment Date;

     2. with respect to Loss Event I.N.3 (i), the amount of the reduction in the net asset value of the Insured Money Market

          Fund as a result of such Loss Event; and

     3. with respect to Loss Event I.N.3 (ii), the amount of payment found to be a preference by a court; and

     4. with respect to Loss Event I.N.4, the excess, if any, of (i) the repurchase price due the Insured Money Market Fund over (ii) any amount received by the Insured Money Market Fund from the seller plus the fair market value of the purchased securities or other collateral held by or for the Insured Money Market Fund under the repurchase agreement, determined as of the first Business Day following the Loss Event.

N.   "Loss Event" shall mean:

     1. the issuer of a Protected Asset has either (i) defaulted in the payment of all or any portion of the principal or accrued interest when due and payable, or (ii) become the subject of an Event of Insolvency; or

     2. with respect to a Protected Asset backed by a demand feature, guarantee, letter of credit or similar credit enhancement, such credit enhancement has become uncollectible, in whole or in part, as the result of the credit enhancement provider becoming the subject of an Event of Insolvency; or

     3. with respect to a claim by a trustee in bankruptcy, debtor in possession, receiver, conservator or analogous entity that a payment received by an Insured Money Market Fund from an issuer or credit enhancement provider is a preference, the earlier to occur of:

          (i) a determination by an Insured Money Market Fund's board of directors, in accordance with the Act and generally accepted accounting principles, that the Insured Money Market Fund's net asset value must be reduced to reflect the preference claim; or

          (ii) a final judgment by a court that such payment constitutes a voidable preference; or

     4.   an event of seller default under a repurchase agreement.

O. "Maturity Date" shall mean, with respect to a Protected Asset, the earlier of its stated maturity date or 397 days following the Loss Event.

P. "Payment Date" shall mean the date selected by the Company for payment of the Covered Loss. The Company shall consult with the Insured Money Market Fund before establishing the Payment Date, and shall provide at least one Business Day's prior notice of the Payment Date.

     1. With respect to Loss Events I.N.1 and I.N.2, the Payment Date shall not be later than the Maturity Date of the Impaired Asset, except if a Loss Event occurs within five Business Days of the Maturity Date of the Impaired Asset, the Payment Date may be up to five Business Days following such Loss Event.

     2. With respect to Loss Event I.N.3, the Payment Date shall not be later than five Business Days following the payment by the Insured Money Market Fund of the amount determined to be a preference.

     3. With respect to Loss Event I.N.4, the Payment Date shall not be later than five Business Days following the Loss Event.

Q. "Protected Asset" shall mean any security, as defined in Section 2(a)(36) of the Act (bus excluding any security backed by the full faith and credit of the United States), that, on the first Business Day prior to the Loss Event and without considering the potential effect of the Bond, the Insured Money Market Fund was entitled to hold in its portfolio pursuant to Rule 2a-7.

R. "Rule 2a-7" shall mean Rule 2a-7 promulgated by the Securities and Exchange Commission pursuant to the Act, as amended from time to time.

II.  SPECIAL PROVISIONS

A. The Company shall pay any increase in the amount of Covered Loss resulting from an extension of the Payment Date beyond the first Business Day following the Loss Event, and any such increase shall not be subject to or applied against the Limit of Liability, provided, however, that:

          (1) If the notice and additional information required of the Insured Money Market Fund pursuant to Section III.A.(3) and (4) hereof are first given to the Company after the first Business Day following the Loss Event, any such increase in the amount of a Covered Loss that occurred on or prior to the first Business Day after the date such notice and additional information are given to the Company shall be subject to and applied against the Limit of Liability; and

          (2) if the Loss (above the Deductible), as measured on either (i) the first Business Day following the Loss Event or (ii) the first Business Day after the date that the notice and additional information required of the Insured Money Market Fund pursuant to Section III.A.(3) and (4) are first given to the Company, as applicable, exceeds the Limit of Liability, the Company shall have no obligation to pay such excess amount or any subsequent increase in such amount.

B. If, between the date of a Loss Event and the Payment Date, payments become due on an Impaired Asset by its issuer or credit enhancement provider, the Company shall pay promptly after such due date, subject to the Deductible and the other provisions of this Bond, an amount equal to the excess, if any, of the payments due by the issuer or credit enhancement provider over any such payments actually made; provided that the Insured Money Market Fund has delivered to the Company notice and additional information pursuant to Section III.A.(3) and (4). If such payments represent principal or interest that would otherwise be reflected in the Loss, such payments shall be applied against the Covered Loss.

C. In lieu of paying a given Covered Loss, the Company shall have the right, but not the obligation, to purchase the Impaired Asset giving rise to such Covered Loss at amortized cost determined as of the Payment Date, less the Deductible.

D. If, in the good faith judgment of the Company, a Protected Asset is likely to experience a Loss Event, then the Company shall have the right, but not the obligation, to purchase such Protected Asset at a price equal to the greater of the then fair market value or amortized cost of the Protected Asset.

E. If: (1) a Protected Asset held by an Insured Money Market Fund is likely to experience a Loss Event in the good faith judgment of its Investment Adviser, and

          (2) such Investment Adviser during the Bond Period purchases such Protected Asset from the Insured Money Market Fund with the prior written consent of the Company (which consent may be withheld in the Company's sole discretion) and,

          (3) such Protected Asset was one that, on the first Business Day prior to such purchase by the Investment Adviser and without considering the potential effect of the Bond, the Insured Money Market Fund was entitled to hold in its portfolio, pursuant to Rule 2a-7, then, if, during the Bond Period, such Protected Asset experiences a Loss Event prior to its Maturity Date while owned by such Investment Adviser, the Company shall, subject to the provisions of this Bond, pay to such Investment Adviser the Covered Loss relating to such purchased Protected Asset as if such Protected Asset were still owned by such Insured Money Market Fund. In such case, as the context requires, references in the Bond to the Insured Money Market Fund shall be read to apply to such Investment Adviser.

III. CONDITIONS AND LIMITATIONS

     A. This Bond shall respond only if: (1) the Loss Event occurs and is reported to the Company during the Bond Period; (2) the Insured Money Market Fund sustains a Loss in excess of the Deductible solely as a result of that Loss Event; (3) upon its discovery of such Loss Event, the Insured Money Market Fund immediately informs the Company, as set forth in Section III.N., of such discovery; (4) the Insured Money Market Fund promptly thereafter provides to the Company additional information in substantially the form attached as Exhibit A; and (5) there has been full compliance with all of the provisions of this Bond.

     B. The responsibility for proving any payment obligation of the Company under this Bond as to a given Loss Event shall at all times rest with the Insured Money Market Fund.

     C. The Company shall pay a given Covered Loss on the Payment Date, subject to the provisions of this Bond and provided that additional information in substantially the form attached as Exhibit A has been submitted by the Insured Money Market Fund to the Company. The Insured Money Market Fund shall be obliged to promptly furnish the Company with such other documents and assistance as the Company may request to permit the Company to select a Payment Date, to measure the Loss sustained or potentially sustainable by the Fund, or otherwise to assess and exercise the Company's rights and obligations under this Bond. After payment of the Covered Loss, the Company shall have no further obligation under this Bond or any successor bond to pay any additional loss that may be sustained by the Insured Money Market Fund or the Investment Adviser with respect to the Impaired Asset.

     D. The Company shall make any payment under this Bond directly to the Insured Money Market Fund. If the Company makes any payment to the Insured Money Market Fund, the Fund must provide the Company with a full and unconditional release of all liabilities arising from such Loss Event. No other person or entity shall have any rights under this Bond.

     E. Except as set forth in II.A., the amount set forth under Limit of Liability in the Declarations shall be the Company's maximum aggregate limit of liability under the Bond. The Company's Limit of Liability will not be reinstated, in whole or in part, by any salvage, subrogation or other recovery by the Company.

     F. If the total payments otherwise due to one or more Insured Money Market Funds under the terms of this Bond exceeds the Limit of Liability, (1) the Insured Money Market Funds shall be paid in the chronological order of the dates of their respective Loss Events, and,
          (2) if Loss Events occur on the same date, the Insured Money Market Funds incurring such Losses shall be paid in proportion to their respective total assets as measured by the Funds as of the close of the first Business Day before the Loss Event, unless otherwise agreed by the Company and the affected Funds.

     G. In the event the Limit of Liability is exhausted, any and all obligations of the Company shall be deemed to be completely fulfilled and extinguished and this Bond shall terminate immediately.

     H. Coverage under this Bond shall apply only to the excess over any other valid and collectible insurance or similar indemnity coverage.

     I. The Company shall be subrogated, to the extent of any payment made or obligated to be made under this Bond, to all claims or rights of recovery of the Insured Money Market Fund, and such Fund, as a condition to receipt of such payment, shall (1) take all action and do everything that may be necessary to enable the Company to pursue such claims (including, without limitation, execution of an assignment, in a form reasonably acceptable to the Company, of such claims and rights in favor of the Company), and (2) otherwise cooperate with the Company and exercise its best efforts to assist the Company to recover such payments, together with all costs and expenses (including reasonable attorney fees and disbursements incurred by the Company); provided, however, all rights of subrogation shall be waived against the officers and directors of the Fund, the Investment Adviser and principal underwriter of the Fund ("Related Persons"), unless any such Related Person has committed willful misfeasance, bad faith or gross negligence in any way relating to the Impaired Asset.

          Any amounts recovered through subrogation by or on behalf of an Insured Money Market Fund for Loss Events under this Bond shall be disbursed in the following order of priority:

          1. the Company or the Insured Money Market Fund, as applicable, shall be reimbursed for any amounts actually paid for the cost of recovery proceedings; then

          2. the Insured Money Market Fund shall be reimbursed to the extent that its Covered Loss exceeded any payment made to it under this Bond; then

          3. the Company shall be reimbursed to the extent of its payments made under this Bond; then

          4.   the Insured Money Market Fund shall be paid the balance.

     J. If the Company has not exercised its right under Section II.C to purchase an Impaired Asset, the Company shall have no rights of recovery against the Insured Money Market Fund with respect to any post-Payment Date increase in the fair market value of the Impaired Asset. If the Company has exercised its right under Section II.C to purchase an Impaired Asset, then the Insured Money Market Fund shall have no rights of recovery against the Company with respect to any post-Payment Date increase in the fair market value of the Impaired Asset.

     K. The Designated Agent shall act on behalf of the Insured Money Market Funds with respect to the giving of all notices to the Company and the receiving of all notices from the Company.

     L. Notice to any agent or knowledge possessed by any agent or other person acting on behalf of the Company shall not effect a waiver or a change in any part of this Bond or stop the Company from asserting any rights under this Bond, nor shall the provisions of this Bond be waived or changed except by written Rider issued to form a part of this Bond.

     M.   Notice of the following events shall be given promptly to the Company:
          (1) any Loss Event, whether or not the Loss is below the Deductible, and (2) any downgrade of a portfolio security (other than a change in modifier, such as a "+" or "-") by any nationally recognized statistical ratings organization.

     N. The notice referred to in Section III.A.(3) shall be given both by telephone (1-800-643-4246) and facsimile (202-326-5373). A confirmation in writing of such notice and any additional information subsequently submitted shall be mailed by an air courier guaranteeing overnight delivery to ICIM Reinsurance Company, 102 South Winooski Avenue, Burlington, Vermont, 05402-0739. Any notice or communication to be sent or delivered to any Insured Money Market Fund shall be directed to the name and address or telecopier number set forth in
          Item 6 of the Declarations. Except as otherwise provided in this Bond, any such notice or communication shall be deemed to have been duly given: upon receipt, if mailed; at the time delivered by hand, if personally delivered; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

     O. Assignment of any interest under this Bond shall not bind the Company unless the Company provides its prior written consent (which consent may be withheld by the Company in its sole discretion).

     P. If a Loss Event occurs, no action shall be taken with respect to any Impaired Asset, including, but not limited to, sale of the Impaired Asset or waiver of rights of subrogation against any party, without the prior written consent of the Company (which consent may not be unreasonably withheld).

     Q. This Bond may be canceled by the Company by mailing or delivering to the Designated Agent written notice stating when, not less than sixty (60) days thereafter, such cancellation shall be effective. The mailing of such notice shall be sufficient notice and cancellation shall be effective on the date stated in the notice. Notwithstanding the foregoing, the Bond may be canceled by the Company for failure to pay a premium when due by mailing or delivering to the Designated Agent written notice stating when, not less than ten (10) days thereafter, such cancellation shall be effective. If this Bond is cancelled, the earned premium shall be computed pro rata, but only if no Loss Event has occurred during the Bond Period. If a Loss Event has occurred during the Bond Period and prior to the effective date of cancellation, the premium shall be deemed fully earned. Premium adjustment may be made either at the time cancellation is effective or as soon as practicable after cancellation becomes effective; however, such payment or tender of unearned premium is not a condition of cancellation.

     R. (1) If, during the Bond Period, there is a change in control of any Insured Money Market Fund or Investment Adviser or if any Fund or Investment Adviser is merged, consolidated or otherwise combined with any other entity, or if the Investment Adviser or principal underwriter of any Fund ceases to act as such, the Designated Agent shall report such proposed event to the Company in writing not less than thirty (30) days prior to the effective date of such event.

          (2) Up receipt of such report pursuant to subparagraph (1) above, the Company may elect, in its sole discretion, to (a) impose conditions on continued coverage, and/or (b) charge additional premium for continued coverage, or (c) terminate the Bond in whole or with respect to the affected Insured Money Market Fund.

          (3) If (a) the notice required under subparagraph (1) is not given, or (b) if such notice is given and any additional premium required pursuant to subparagraph (2) is not paid when due, the Bond shall be deemed to have terminated when the notice was required or such additional premium was due.

     S. In the event of termination, cancellation or non-renewal of this Bond as to any or all Insured Money Market Funds, it shall be the responsibility of such Insured Money Market Funds to notify any person or entity entitled to notice of the discontinuance of coverage (including any shareholders). The termination, cancellation or non-renewal will be effective notwithstanding the failure by such Insured Money Market Fund to provide such notice, and the Company shall in no event have any obligation to provide such notice.

     T. No action shall lie against the Company unless, as a condition precedent, there has been full compliance with all of the provisions of this Bond.

     U. Any waiver by the Company of a breach of any provision of this Bond shall not operate as a waiver of any other breach of such provision or a breach of any other provision of this Bond. The failure by the Company to insist upon strict adherence to any provision of this Bond on one or more occasions shall not be considered a waiver or deprive the Company thereafter to insist upon strict adherence to that provision or any other provision of this Bond. Any waiver or amendment hereto must be in writing and executed by an authorized officer of the Company.

     V. The Declarations and the Money Market Fund Bond, along with the completed and signed Application, including attachments, shall constitute the contract between the Insured Money Market Fund and the Company.

     W. Any dispute arising out of or relating to an interpretation or breach of the Bond shall be settled by binding arbitration. The Rules of the American Arbitration Association shall apply to such arbitration, except with respect to the selection of the arbitration panel, which shall consist of one arbitration selected by the Insured, one arbitrator selected by the Company and a third arbitrator selected by the first two arbitrators.

IN WITNESS WHEREOF, the Company has caused this Bond to be issued and executed on this ____ day of _________, ____.

                                   ICIM REINSURANCE COMPANY

                                   By:
                                      -----------------------
                                        Name:
                                        Title:

                                                                       Exhibit A
                                                                       ---------

     [NOTE: Language in brackets to be used when Adviser has purchased a Protected Asset pursuant to Section II.E of the Bond.]

                                   [Date]

ICIM Reinsurance Company
102 South Winooski Avenue
Burlington, Vermont 05402-0739

     Re:  Name of Insured Fund
          Money Market Fund Bond Number _______

Ladies and Gentlemen:

     We hereby inform ICIM Reinsurance ("Company") pursuant to Section III.A.(4) of the above-referenced Bond (the "Bond") that the above-referenced Insured Money Market Fund [Investment Adviser] has sustained a Loss in excess of the Deductible solely as a result of the Loss Event described below. Capitalized terms used but not defined in this letter shall have the respective meanings ascribed to them in the Bond.

1. The following is information regarding the Impaired Asset which suffered a Loss Event:

     .  Issuer and Title of Impaired Asset

     .  Face Amount of Impaired Asset

     .  Date of Loss Event

     . Amortized cost of Impaired Asset as of the close of business on the date of the Loss Event

     . Estimated fair market value of Impaired Asset, if any, as of the close of business on the date of the Loss Event

     .  Coupon amount (and/or interest payment) on Impaired Asset

     .  Issue Date and Maturity Date of Impaired Asset

     . Date Impaired Asset purchased by Insured Money Market Fund [Date Impaired Asset purchased from Insured Money Market Fund by
        Investment Adviser]

     . Credit Rating (S&P, Moody's, etc.) of Impaired Asset on the first Business Day prior to Loss Event

                                                                       Exhibit A
                                                                       ---------

2. Net Asset Value of Insured Money Market Fund at close of business on first Business Day prior to Loss Event (the calculation thereof is attached to this notice):

3. The undersigned, a duly authorized officer of the Insured Money Market Fund [Investment Adviser] represents that:

     a. The Insured Money Market Fund [Investment Adviser] has suffered a Loss Event with respect to the above-described Impaired Asset.

     b. The above-described Impaired Asset is one that, on the first Business Day prior to the Loss Event [prior to the date such Impaired Asset was purchased by the Investment Adviser pursuant to Section II.E of the Bond] and without considering the potential effect of the Bond, the Insured Money Market Fund was entitled to hold in its portfolio pursuant to Rule 2a-7, under the terms of the Bond and Riders attached to the Bond.

     c. The above-described Loss Event was not directly caused by a Year 2000 Failure.

     d. The Insured Money Market Fund [Investment Adviser] will promptly and timely take all requisite action to seek recompense under all other applicable coverage for such Loss Event.

                                       Very truly yours,

                                       Name of Insured Money Market Fund
                                       [Investment Adviser]

                                       By:
                                          ------------------------
                                          Name:
                                          Title:

                                                 July 27, 1998
                                                 Our Ref. No. 98-441-CC
RESPONSE OF THE OFFICE OF CHIEF COUNSEL          ICI Mutual Insurance Company
DIVISION OF INVESTMENT MANAGEMENT                File No. 132-3
---------------------------------------          ----------------------------

     Your letter dated July 22, 1998 requests our concurrence with your view that the board of directors of a money market fund may consider the terms and conditions of insurance coverage of the type described in your letter in determining whether it is not in the best interests of the fund to dispose of a portfolio security following the occurrence of a default or other credit-related event described in subparagraphs (A) through (D) of Rule 2a-7(c)(6)(ii) under the Investment Company Act of 1940 (the "Act").

Background
----------

     ICI Mutual Insurance Company ("ICI Mutual") plans to introduce through its wholly owned subsidiary, ICIM Reinsurance Company (the "Insurer"), an insurance bond (a "Bond") designed to insure participating money market funds ("Insured Funds") from losses resulting from payment defaults, issuer insolvencies and other credit-related events with respect to portfolio securities held in compliance with Rule 2a-7. The Bonds will be issued by the Insurer and administered by ICIM Services, Inc., another wholly owned subsidiary of ICI Mutual. You anticipate that money market funds that are affiliated with each other may seek to purchase a Bond on a joint basis to secure higher coverage at a lower cost than might be available if they purchased Bonds individually./1/

     The Bonds will provide coverage to Insured Funds for "Loss Events" that occur with respect to "Protected Assets." Subject to any exclusions set forth in the Bond, "Protected Assets" will include any security, as defined in Section 2(a)(36) of the Act (but excluding any security or obligation backed by the full faith and credit of the United States), that, on the first Business Day (as defined in Rule 2a-7) prior to the Loss Event and without considering the potential effect of the Bond, the Insured Fund was entitled to hold in its portfolio pursuant to Rule 2a-7./2/ "Loss

-------------------
/1/ You believe that affiliated money market funds purchasing insurance on a joint basis may rely on Rule 17d-1(d)(7) under the Act to exempt them from the prohibitions of Section 17(d) of the Act. You have not asked for, and we do not express, any view as to whether the Bonds fall within the joint insurance arrangements contemplated by Rule 17d-l(d)(7).

/2/ You state that all Protected Assets at the time of acquisition must therefore be Eligible Securities under Rule 2a-7(a)(10), meet the portfolio maturity requirements of Rule 2a-7(c)(2), the portfolio quality requirements of Rule 2a-7(c)(3), and the portfolio diversification requirements of Rule 2a-7(c)(4). You state that an assessment by a board of directors or its delegate as to whether a portfolio security presents "minimal credit risks" for purposes of Rule 2a-7(c)(3)(i) at the time of acquisition or thereafter is separate from the issue addressed in your letter of whether a security (apart from the effect of a Bond) should be disposed of or retained upon the occurrence of a Loss Event. You therefore believe that at least until a Loss Event

Events" will include: (1) defaults by the issuer of the Protected Asset in the payment of all or any portion of the principal or accrued interest when due and payable, or the issuer becoming subject to an Event of Insolvency (as defined in Rule 2a-7) ("Issuer Defaults"); (2) the uncollectibility, in whole or in part, of a demand feature, guarantee, letter of credit or similar credit enhancement backing a Protected Asset as a result of the credit enhancement provider becoming the subject of an Event of Insolvency ("Credit Enhancement Insolvencies"); (3) final judgments by a court that payments received by Insured Funds from issuers or credit enhancement providers constitute voidable preferences, or, if earlier, appropriate determinations by the boards of Insured Funds that the Funds' net asset values must be reduced to reflect preference claims by trustees in bankruptcy, debtors in possession, receivers, conservators or analogous entities ("Preference Events"); and (4) events of seller default under repurchase agreements ("Repo Defaults").

     Upon the occurrence of a Loss Event, and subject to the terms, conditions and limitations of the Bond, the Insurer will be obligated to pay the Insured Fund the "Covered Loss." The "Covered Loss" is the amount of the loss ("Loss") less any deductible on the Bond, up to the maximum aggregate limit of coverage available under the Bond./3/ The Loss generally will be the excess, if any, of the amortized cost over the fair market value of the affected portfolio security, both as determined at the close of business on the "Payment Date." The Payment Date will be selected by the Insurer after consulting with the Insured Fund, and generally must be no later than the "Maturity Date" of the portfolio security experiencing the Loss Event. The Maturity Date is defined as the earlier of the asset's stated maturity date or 397 days following the Loss Event. The Insured Fund will be required under the terms of the Bond to hold the distressed security until the Payment Date./4/ You state that because the Insurer is obligated to pay the excess, if any,

--------------------------------------------------------------------------------
occurs, any determination made by the board of directors or its delegate that a security presents minimal credit risks would need to be made without regard to the potential availability of any insurance coverage under a Bond.

/3/ You state that the Bonds will be offered on an "aggregate limit" basis rather than on a "per occurrence" basis.

/4/ You represent that actuarial studies commissioned by ICI Mutual demonstrate that securities subject to an issuer default or insolvency often decline in value immediately following the event but then recover a significant portion of their value. You state that structuring the Bonds to require an Insured Fund to hold the portfolio security until the Payment Date allows the Insurer to obtain the potential benefit of any market recovery without the expense of buying the security outright from the Insured Fund. You state that this reduced net loss to the Insurer is accomplished at no additional risk to the Insured Fund. In addition to benefiting the Insurer, you represent that this structure benefits an Insured Fund by allowing the Insurer to charge lower of the amortized cost over the fair market value of the security as measured on the Payment Date, if the spread of the security's amortized cost over its fair market value increases between the day following the Loss Event and the Payment Date, the Insurer will absorb the increased loss./5/

     You state that following a Loss Event, an Insured Fund should be able to reflect the then-current value of any pending claim under a Bond when "shadow-pricing," i.e., computing the market-based value of its assets as required by Rule 2a-7(c)(7)(ii)(A). You state that an Insured Fund therefore should be able to continue to use the amortized cost or penny-rounding method of calculating its net asset value so long as any portion of the loss that is not insured does not cause the Insured Fund to deviate from its stable net asset value. You state that in order to take the value of a claim into account in determining the market value of an Insured Fund's portfolio, the board of directors of the Insured Fund (or its delegate) would need to make a good faith determination as to the sufficiency of the coverage available under the Bond and that, based on the facts and circumstances known at the time, the Insured Fund has a valid claim with respect to the security concerned.

     Rule 2a-7(c)(6)(ii) requires that, in the event of a default or any of the other events described in subparagraphs (A) through (D) thereunder, a money market fund must dispose of the affected portfolio security as soon as practicable consistent with achieving an orderly disposition of the security, unless the board of directors makes a finding that such disposition would not be in the best interests of the fund. Because the terms of the Bond will require an Insured Fund to hold the portfolio security until the Payment Date in order to receive coverage under the Bond, you believe that an issue may be raised under paragraph (c)(6)(ii) of the rule, which contemplates disposal of such securities.

     You note that in making a finding of whether disposition of an affected security is not in the best interests of a money market fund, the board of directors likely will evaluate the amount of coverage under the Bond, the probability of recovery under the Bond, and the fact that the Insured Fund would lose any insurance coverage under the Bond if it disposed of the affected security prior to the Payment Date. You state that if the board determines that the Bond's coverage should be available to cover all or a portion of the Insured Fund's loss, such conclusion is likely to be an influential and, in many cases, the determinative factor in the board's finding

--------------------------------------------------------------------------------

insurance premiums, and by potentially increasing the amount of remaining coverage available to the Insured Fund under the Bond in the event of a subsequent Loss Event.

/5/ You also represent that if the spread of a security's amortized cost over its fair market value increases between the day following the Loss Event and the Payment Date, the aggregate policy limits on the Bond will be reduced only by the difference between the amortized cost of the security and its fair market value as of the business day following the Loss Event (or such other date that notice is given).

regarding disposition of the security./6/ You believe that neither the Bond's requirements nor the potentially adverse effect of the disposition of a portfolio security on the Insured Fund's coverage under the Bond should be viewed as improperly circumscribing a board's discretion in making this determination under Rule 2a-7(c)(6)(ii).

Discussion
----------

     Rule 2a-7(c)(6)(ii) provides that the board of directors of a money market fund, in making a finding of whether it is in the best interests of the fund to retain a security, "may take into account, among other factors, market conditions that could affect the orderly disposition of the portfolio security." The Commission added this provision to Rule 2a-7 in recognition of the concern that it may not be in the best interests of a money market fund to dispose of distressed securities in a "fire sale" environment./7/ Rule 2a-7, however, does not specify what "other factors" the board may consider when determining whether retention of a security is in the best interests of a fund. You assert that the existence of insurance coverage of the type described in your letter is an appropriate factor for the board of directors of a money market fund to consider.

     The staff is generally of the view that a board of directors should consider any and all factors that it believes to be material in assessing whether retention of a security is in the best interests of the fund./8/ Indeed, as a general matter, the staff believes that in order for directors to satisfy their duties as fiduciaries under the Act and under state law, they always must consider all material factors in determining whether any course of action is in the best interests of a fund. The staff concurs with your view that the board of directors of an Insured Fund may find, consistent with the requirements of Rule 2a-7, that in light of the terms and conditions of a Bond it is not in the best interests of the fund to dispose of a portfolio security following the occurrence of a

------------------------------

/6/ You note that there may be instances in which the board of directors of an Insured Fund concludes that it is in the best interests of the Insured Fund to dispose of an affected security as soon as practicable, notwithstanding any potential recovery under a Bond. Such a conclusion might be reached when coverage is unlikely to be available under the Bond, or the aggregate limit of liability has been exhausted by prior claims made under the Bond.

/7/ See Revisions to Rules Regulating Money Market Funds, Investment Company Act Release No. 18005 (Feb. 20, 1991).

/8/ Cf. Revisions to Rules Regulating Money Market Funds, Investment Company Act Release No. 17589 (July 17, 1990) at n.50 and accompanying text (indicating that boards of directors should consider all material factors in analyzing whether a security presents minimal credit risks, not just the elements suggested by the staff) (citing Letter to Registrants (pub. avail. May 8, 1990) and Investment Company Institute (pub. avail. Dec. 6, 1989)).

default or other credit-related event described in subparagraphs (A) through (D) of Rule 2a-7(c)(6)(ii)./9/ We believe that the existence of insurance coverage does not improperly circumscribe the board's discretion in making this determination./10/

     We note that if the board of directors of an Insured Fund makes a determination under Rule 2a-7(c)(6)(ii) that it is not in the best interests of the Insured Fund to dispose of a security, the board or its delegate should continually monitor subsequent events that may affect the value of the security or the availability of the insurance coverage. If, as a result of such subsequent events, the board determines that retention of the security is no longer in the best interests of the Insured Fund, the Insured Fund should dispose of the security as soon as practicable consistent with achieving its orderly disposition./11/

/s/ Brendan C. Fox
------------------
    Brendan C. Fox
    Special Counsel

-----------------------------

/9/ Our response is expressly limited to the question raised in your letter. You have not asked for, and we do not express, any view with regard to the operation of the Bonds under any provision of Rule 2a-7 other than paragraph
(c)(6)(ii).

/10/ We note that, under Rule 2a-7(c)(10), a money market fund must maintain a written record of the board's considerations and actions taken in connection with the discharge of its responsibilities under the rule, and that such records must be available for inspection by the Commission.

/11/ We also take this opportunity to express our views regarding an Insured Fund's disclosure obligations with regard to insurance coverage of the type described in your letter. We believe that, consistent with the requirements of Form N-1A, an Insured Fund should disclose the nature and extent of any insurance coverage under a Bond in its registration statement and, if required by generally accepted accounting principles, in its financial statements. We also believe that, because a Bond does not guarantee that an Insured Fund will not incur a loss, it may be misleading for an Insured Fund to market itself as an "insured" or "guaranteed" fund.

                           ICIM REINSURANCE COMPANY

                            MONEY MARKET FUND BOND

                                  RIDER NO. 1


--------------------------------------------------------------------------------
INSURED                                                              BOND NUMBER

Nuveen Tax-Free Reserves, Inc.                                       96402199M
--------------------------------------------------------------------------------
EFFECTIVE DATE             BOND PERIOD                AUTHORIZED REPRESENTATIVE

April 1, 1999       April 1, 1999 to April 1, 2000
================================================================================


In consideration of the premium charged for this Bond, it is hereby understood and agreed that Item 1 of the Declarations, Named Insured Money Market Fund, shall include the following:

     Nuveen California Tax-Free Fund, Inc., a series fund consisting of:
      .   Nuveen California Tax-Free Money Market Fund
     Nuveen Tax-Free Money Market Fund, Inc., a series fund consisting of:
      .   Nuveen Massachusetts Tax-Free Money Market Fund
      .   Nuveen New York Tax-Free Money Market Fund
     Nuveen Tax-Exempt Money Market Fund, Inc.







                                                                MR 1.0-00 (3/99)

                           ICIM REINSURANCE COMPANY

                            MONEY MARKET FUND BOND

                                  RIDER NO. 2

--------------------------------------------------------------------------------
INSURED                                                              BOND NUMBER

Nuveen Tax-Free Reserves, Inc.                                       96402199M
--------------------------------------------------------------------------------
EFFECTIVE DATE              BOND PERIOD                AUTHORIZED REPRESENTATIVE

April 1, 1999        April 1, 1999 to April 1, 2000
================================================================================

In consideration of the premium charged for this Bond, it is hereby understood and agreed that the term "Protected Asset" shall not include:

1. any Unrated Security, as defined in Rule 21-7(a)(28), if, at the time of its Acquisition (as defined in Rule 2a-7(a)(1)) by the Insured Money Market Fund, such security either (i) had received a long-term rating from any NRSRO (as defined in Rule 2a-7(a)(17)) that was not within the four highest long-term rating categories (without regard to modifiers, such as a "+" or "-"), or (ii) was issued by an issuer that had received a long-term rating from any NRSRO with respect to a class of debt obligations (or any debt obligation within that class) that is comparative in priority and security with a security described in subpart (i) above ("Related Security"); unless the security or Related Security also then had assigned to it a long-term rating from two or more NRSROs in one of the four highest rating categories (without regard to modifiers such as a "+" or "-"); or,

2. any security if, at the time of Acquisition of such security by the Fund, such security had received a short-term rating from Standard & Poor's or Moody's that was not within the two highest short-term rating categories (without regard to modifiers such as a "+" or "-") established by Standard & Poor's or Moody's; or,

3. any repurchase agreement if, at the time of Acquisition of such repurchase agreement, the counterparty to such repurchase agreement was an issuer of any Second Tier Security (as defined in Rule 2a-7(a)(22)).

Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, conditions, provisions, agreements or limitations of this Bond other than as above stated.

                           ICIM REINSURANCE COMPANY

                            MONEY MARKET FUND BOND

                                  RIDER NO. 3


--------------------------------------------------------------------------------
INSURED                                                              BOND NUMBER

Nuveen Tax-Free Reserves, Inc.                                       96402199M
--------------------------------------------------------------------------------
EFFECTIVE DATE              BOND PERIOD                AUTHORIZED REPRESENTATIVE

April 1, 1999      April 1, 1999 to April 1, 2000
================================================================================

In consideration of the premium charged for this Bond, it is hereby understood and agreed that the Insurer shall not be liable to make any payment for any Loss resulting from any Loss Event directly caused by a Year 2000 Failure.

For purposes of this endorsement:

     1. "Year 2000 Failure" means any failure, malfunction or inadequacy of any Proprietary Computer-Related Product due to the inability to correctly recognize, process, distinguish, interpret or accept any date (including, without limitation, January 1, 1999, September 9, 1999, December 31, 1999, or any date in or after the Year 2000).

     2. "Computer-Related Product" means any of the following: (a) computer hardware, including microprocessors; (b) computer application software; (c) computer operating system(s) and related software; (d) computer network(s); (e) internet connections or other hardware connections; (f) microprocessors not part of any computer system; (g) microcontrollers or embedded chips; (h) any computerized or electronic equipment or component(s) not delineated herein; or (i) any other product, or any services, data or functions, that directly or indirectly use or rely upon, in any manner, any of the foregoing.

     3. "Proprietary Computer-Related Product" means any Computer-Related Product utilized by (a) the issuer of the Protected Asset (in the case of a Loss Event described in Section I.N(1)), the credit enhancement provider with respect to the Protected Asset (in the case of a Loss Event described in Section I.N(2)), or the seller under a repurchase agreement (in the case of a Loss Event described in Section I.N(4)) (each individually, a "Designated Party"), or (b) any other person to whom a Designated Party has delegated, by contract or otherwise, the conduct of any or all of the Designated Party's operations or obligations.

Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, conditions, provisions, agreements or limitations of this Bond other than as above stated.